SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C. 20549

               ___________________________________


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 and 15(d) of the
               Securities and Exchange Act of 1934


 Date of Report (date of earliest event reported): August 25, 1998



                        USASURANCE GROUP, INC.
           --------------------------------------------------
           (Exact name of Registrant as specified in Charter)


Colorado                            0-26920         84-1298212
-----------------------------------------------------------------
(State or other jurisdiction      (Commission      (IRS Employer
     of incorporation)            File Number)     Identification
                                                       Number)


        7345 E. Peakview Ave.
         Englewood, Colorado                            80111
         -------------------                            -----
(Address of principal executive office)               (Zip Code)





Registrant's telephone number, including area code: (303) 689-0123.

Item 2.  Acquisition and Disposition of Assets.

     Effective August 22, 1998, USAsurance Group, Inc. (the "Company") entered into a letter of intent with 2xtreme Performance International LLC. ("2PI"), a privately held Delaware limited liability company, whereby the Company has agreed in principle to acquire all of the interests of 2PI, in exchange for issuance by the Company of previously unissued "restricted" common stock. The relevant terms of the proposed transaction provide for 2PI to "roll-up" itself into a Delaware corporation and thereafter, require the Company to issue to the successors to the 2PI members an aggregate of 8,500,000 "restricted" common shares, representing approximately 85% of the Company's then outstanding common stock, in exchange for all of the issued and outstanding shares of 2PI.

     The proposed share exchange is subject to satisfaction of certain conditions, including completion of due diligence activities, completion of 2PI's independent audit and approval of the transaction by all of the successors to the 2PI members. If the proposed transaction with 2PI is consummated, the present officers and directors of the Company are expected to resign their respective positions with the Company, to be replaced by the present management of 2PI. If these conditions are met, it is expected that the proposed transaction with 2PI will close on or about October 1, 1998. However, there are no assurances that the proposed transaction will close on the aforesaid date, or that any unforeseen delay will occur. A copy of the letter of intent between the Company and 2PI is attached hereto as Exhibit 2.0 and incorporated herein as if set forth.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)  Exhibits.

          2.0  Letter of Intent between the Company and 2PI.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   USASURANCE GROUP, INC.



                                   By:  s/Matthew J. Kavanagh, III
                                      ----------------------------
                                      Matthew J. Kavanagh, III,
                                      Secretary

Dated:  August  25  , 1998

                     USASURANCE GROUP, INC.
                     ______________________

                          EXHIBIT 2.0
                     ______________________

                    LETTER OF INTENT BETWEEN

                         THE COMPANY AND

              2XTREME PERFORMANCE INTERNATIONAL LLC

                       August 12, 1998


Managers
2xtreme Performance International LLC
15105 Surveyor Blvd.
Dallas, TX  75224
Attention:  John Polk, President

Re:  Plan of Reorganization Between USAsurance Group, Inc. and
2extreme Performance International LLC.

Dear Mr. Polk:

This letter is intended to express the general terms of the Plan of Reorganization to be formalized between USAsurance Group, Inc., a Colorado corporation ("USA") and 2extreme Performance International LLC, a Delaware Limited Liability Company ("2PI"). The Objective of our discussions has been the execution and consummation of applicable, formal Agreement(s) between USA and 2PI (the "Exchange Agreements") which, among other things, would provide for the various matters set forth below.

1.  Plan of Reorganization and Reorganization of the Companies.
    The board of directors of USA and 2PI have completed an initial evaluation of the business plan, financial statements and other relevant corporate documents of the other and have concluded that a reorganization of 2PI and USA, whereby USA would issue shares of its Common Stock equal to ownership of approximately 85% of its outstanding shares in exchange for 100% of the then outstanding securities of 2PI would be in the best interest of both companies. It is the intent of the parties hereto that the proposed reorganization of 2PI and USA be effected as a tax-free exchange pursuant to Section 368 of the Internal revenue Code of 1986, as amended.




2.  Terms of Reorganization.

    (A) USA Capitalization. USA's total authorized capital stock consists of 900,000 shares of Common Stock, $0.001 par value per share and 1,000,000 shares of Preferred Stock, $0.01 par value per share. As of the date hereof there are 1,566,000 Common Shares of USA issued and outstanding. There are no Preferred Shares issued or outstanding.

    (B) 2PI Capitalization. 2PI's total authorized capital consists of 100 Member Shares. As of the date hereof, there are 100 Member shares of 2PI's issued and outstanding.

    (C)  Special Board and Shareholder meetings.

         (i) Prior to closing, the Board of Directors of 2PI will, if required, or deemed advisable by 2PI, call a special meeting of the 2PI Shareholders for the purpose of ratifying the transaction proposed herein and shall take all additional action necessary to cause the intent of this letter to be unanimously adopted and ratified.
         (ii) Prior to closing, the Board of Directors of USA shall approve and ratify the terms of the transaction proposed herein and take all action necessary to effectuate the proposed transaction.

    (D) Share Exchange. Subject to the approval of the terms and conditions contained herein by the USA Board of Directors and 2PI shareholders on or before October 1, 1998 (the "Closing" or the "Closing Date"), 2PI shall consummate a reorganization with USA by the 2PI shareholders exchanging all the issued and outstanding 2PI Stock owned by them for an aggregate of 8,500,000 "restricted" Common Shares of USA, with USA emerging as the parent company and 2PI as a wholly owned subsidiary thereof.

    (E) Officers and Directors. At the Closing, the present officers and directors of USA shall deliver to 2PI their respective letters of resignation, along with certified minutes of the USA Board of Directors accepting such resignation and appointing to the USA Board those persons designated by 2PI to be officers and directors of the surviving entity.

3. Financial Condition of USA. As of the Closing Date, USA's financial statements shall be consistent with the contents of its financial statements as included in the Form 10-KSB for the fiscal year ended May 31, 1998, as filed by USA with the Securities and Exchange Commission.

4. Financial Condition of 2PI. 2PI hereby represents and warrants that its unaudited balance sheet dated June 1, 1998 reflects total assets of $4,000,000 net assets of $2,000,000 and net profits for its most recent year $2,000,000. 2PI further represents and warrants that no negative material changes to its financial statements have occurred since the date of its unaudited financial statements.

5.  Conditions to Closing.

    (A) Closing. The Closing of the transaction herein shall take place on or before October 1, 1998, or such other date as the parties hereto may so agree in the future, but as soon as practical after the following conditions, in addition to other customary conditions, have been satisfied: (i) USA's Board of Directors has approved the transaction;
         (ii) the reorganization has been approved by 2PI's shareholders in accordance with the laws of Texas, if the same is so required by operation of law in the sole opinion of legal counsel to 2PI. Failure to cause this agreement to close within the time parameters established herein shall result in the termination of this agreement.

         The closing shall take place in Aurora, Colorado at the offices of legal counsel for USA, Andrew I. Telsey, P.C., 2851 S. Parker Road, Suite 720, Aurora, Colorado 80014, or such other location as the parties may so agree. At the discretion of the parties hereto, Closing may also occur via telephonic means.

    (B) To be Provided by 2PI. As soon as possible, but in no event later than the Closing Date, in addition to those items which may be required to be delivered pursuant to the terms of the applicable Exchange Agreements, 2PI shall provide to the present Board of Directors of USA the following:

             i) a financial audit of its books as of the end of its last fiscal year and unaudited financial statements for those interim periods required to be provided the SEC under Regulations SB or SK, as applicable and as promulgated under the Securities Act of 1933, as amended which shall be prepared in accordance with Generally Accepted Accounting Practices. The audited financial statements shall be provided by an independent, SEC Certified Public Accountant and such audit shall demonstrate balance sheet information consistent with the financial information provided to USA by 2PI prior to Closing; and
             ii) an investment letter in a form acceptable to
                 counsel to USA, duly executed by each 2PI shareholder, acknowledging that each such shareholder is exchanging their respective securities of 2PI for their pro rata applicable number of USA Common Shares, that such shares to be acquired by each 2PI shareholder are solely for their account and for investment and they have no plan, intention, contract, understanding, agreement or arrangement with an person to sell, assign, pledge, hypothecate or otherwise transfer to any person such shares, or any portion thereof.

    (C) Non-Delivery. Failure by 2PI to provide those items described herein above, or failure of said audit to confirm the financial condition of 2PI as previously represented herein, shall render this proposed transaction voidable at the discretion of the present Board of Directors of USA.

    (D) Representations of USA. USA hereby represents that, as of the Closing Date, it shall be current in all filings required to be tendered to the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended, including but not limited to, filings on Forms 8-K, 10-K, 10-KSB, 10-Q and/or 10-QSB.

6. Default. Assuming the execution of a definitive reorganization agreement by USA and 2PI, in the event 2PI fails to perform pursuant to Paragraph 5(B), above, or Paragraph 8, below, or otherwise close the transaction without the fault of USA, 2PI shall be responsible for payment of all reasonable costs incurred by USA, including but not limited to attorneys fees, due diligence costs, costs related to proxy solicitation and such other costs as may be incurred directly relating to this proposed transaction. 2PI shall be responsible for payment of its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not this transaction is consummated.

7. Confidentiality. Upon the signing of the Letter of Intent, USA and 2PI will provide to each other full access to their books and records and will furnish financial and operating data and such other information with respect to their business and assets as may reasonably be requested from time to time. If the proposed transaction is not consummated, all parties shall keep confidential any information (unless ascertainable from public filings or published information), obtained concerning the other's operation, assets and business.

8. Retainer of Counsel. The principals of the parties hereto will assign the SEC counsel who is responsible for the preparation of all required/desired SEC filings. As a material condition hereto, upon execution hereto by 2PI, 2PI shall cause to be tendered to counsel to USA in order to allow such counsel to commence preparation of all SEC filings and other related documentation necessary to allow USA to comply with the rules and regulations necessary to consummate the transaction proposed herein. $25,000 fee will not be due until said Audit is completed and satisfactory to both parties.

9. Finders Fees. It is hereby acknowledged that each party hereto may be responsible for payment of certain finders fees relating to the transaction proposed herein and that as a further condition to Closing, as defined herein, each party shall warrant in such Closing documents that such finders fees have bee, or will be, paid and further, shall indemnify and hold harmless to the other party from such obligation.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute on and the same instrument.

11. Jurisdiction. It is the intention of the parties that the laws of the State of Colorado govern the determination of the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

12. Notices. Any notice relevant herein shall be deemed to have been sufficiently served for all purposes if delivered personally to the party to whom the same is directed, or, if sent, by deposit with the United States mail, certified mail, return receipt requested postage prepaid, at such party's address listed herein above, or to such other address as shall be furnished in writing by any party to the other. Any such notice shall be deemed to given three (3) days after deposited in the U.S. mail.

13. Further Action. Each party shall execute and deliver such papers, documents and instruments, perform such acts as are necessary or appropriate to implement the terms hereof and the intent of the parties hereto.

14. Amendments. This Agreement may only be amended by the mutual consent of all the parties hereto which Amendment shall be in writing, duly executed by the parties.

Except for the agreements set forth in Paragraphs 6, 7 and 8 hereof, this letter is not intended as a contract or to create any enforceable rights or obligations whatsoever on the part of either party. No obligation on the part of either party with respect to the matters covered hereby (other than as set forth in Paragraphs 6, 7 and 8 hereof) shall exist unless and until a written agreement, satisfactory in form and substance to both parties, has been approved by their respective boards of directors and shareholders, if necessary and executed by officers specifically authorized to do so.

If the foregoing accurately reflects your understanding of the terms and conditions of our agreement please so indicate by signing below as designated.

Yours truly,

USASURANCE GROUP, INC.



By:   s/Matthew J. Kavanagh
   --------------------------------------
    Matthew J. Kavanagh, Secretary

APPROVED AND ACCEPTED THIS   22    day of   Aug  , 1998.
                           ------         -------

2XTREME PERFORMANCE INTERNATIONAL LLC


By:  s/John Polk
   --------------------------------------
    John Polk, President